-------------------------------------------------------------------------------
JPMORGAN PRIME MONEY MARKET FUND

THE FUND'S OBJECTIVE

The Fund aims to provide the highest possible level of current income while still maintaining liquidity and preserving capital.

THE FUND'S MAIN
INVESTMENT STRATEGY
The Fund invests in high quality, short-term money market instruments which are issued and payable in U.S. dollars.

The Fund principally invests in:

- high quality commercial paper and other short-term debt securities, including floating and variable rate demand notes of U.S. and foreign corporations

-   debt securities issued or guaranteed by qualified banks. These are:

    - U.S. banks with more than $1 billion in total assets, and foreign branches of these banks

    - foreign banks with the equivalent of more than $10 billion in total assets and which have branches or agencies in the U.S.

    - other U.S. or foreign commercial banks which the Fund's adviser judges to have comparable credit standing

- securities issued or guaranteed by the U.S. Government, its agencies or authorities

-   asset-backed securities

-   repurchase agreements

The dollar weighted average maturity of the Fund will generally be 60 days or less and the Fund will buy only those instruments which have remaining maturities of 397 days or less.

The Fund may invest any portion of its assets in debt securities issued or guaranteed by U.S. banks and their foreign branches. These include certificates of deposit, time deposits and bankers' acceptances.

The Fund invests only in securities issued and payable in U.S. dollars. Each investment must have the highest possible short-term rating from at least two national rating organizations, or one such rating if only one organization rates that security. Alternatively, some securities may have additional third party guarantees in order to meet the rating requirements mentioned above. If the security is not rated, it must be considered of comparable quality by the Fund's advisers.

The Fund seeks to develop an appropriate portfolio by considering the differences in yields among securities of different maturities, market sectors and issuers.

The Fund seeks to maintain a net asset value of $1.00 per share.

The Fund may change any of its investment policies (except its investment objective) without shareholder approval. Shareholders of the Fund are currently considering a proposal that would allow the Fund to change its investment objective without shareholder approval.

JPMORGAN PRIME MONEY MARKET FUND
-------------------------------------------------------------------------------


THE MAIN INVESTMENT RISKS
The Fund attempts to keep its net asset value constant, but there's no guarantee it will be able to do so.

The value of short-term debt securities tends to fall when prevailing interest rates rise, although they're generally less sensitive to interest rate changes than longer-term securities.

Repurchase agreements involve some risk to the Fund if the other party does not live up to its obligations under the agreement.

The Fund's ability to concentrate its investments in the banking industry could increase risks. The profitability of banks depends largely on the availability and cost of funds, which can change depending upon economic conditions. Banks are also exposed to losses if borrowers get into financial trouble and can't repay their loans.

Investments in foreign banks and other foreign issuers may be riskier than investments in the United States. That could be, in part, because of difficulty converting investments into cash, political and economic instability, the imposition of government controls, or regulations that don't match U.S. standards.

Although the Fund seeks to be fully invested, it may at times hold some of its assets in cash. This would hurt the Fund's performance.


[SIDENOTE]

INVESTMENTS IN THE FUND ARE NOT BANK DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY, ANY BANK, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER GOVERNMENT AGENCY. ALTHOUGH THE FUND SEEKS TO PRESERVE THE VALUE OF YOUR INVESTMENT AT $1.00 PER SHARE, IT IS POSSIBLE TO LOSE MONEY BY INVESTING IN THE FUND.

SECURITIES IN THE FUND'S PORTFOLIO MAY NOT EARN AS HIGH A CURRENT INCOME AS LONGER TERM OR LOWER-QUALITY SECURITIES.

                                               JPMORGAN PRIME MONEY MARKET FUND
-------------------------------------------------------------------------------


THE FUND'S PAST PERFORMANCE (UNAUDITED)
This section shows the Fund's performance record with respect to the Fund's Institutional Class Shares. As of the date of this prospectus, the current Institutional Class Shares will be re-named "Agency Class" and a new Institutional Class will be introduced. The bar chart shows how the performance of the Fund's shares has varied from calendar year to calendar year over the life of the Fund. This provides some indication of the risks of investing in the Fund. The table shows the average annual total returns for the past one year, five years and ten years (or if less than such periods, the life of the Fund).

Past performance does not predict how any class of the Fund will perform in the future.

The calculations assume that all dividends and distributions are reinvested in the Fund. Some of the companies that provide services to the Fund have in the past agreed not to collect some expenses and to reimburse others. Without these agreements, the performance figures would be lower than those shown.

THE FUND'S YEAR-TO-DATE TOTAL RETURN AS OF 3/31/01 WAS 1.41%

[CHART]

YEAR-BY-YEAR RETURNS(1,2)

1994         4.21%
1995         5.84%
1996         5.40%
1997         5.58%
1998         5.53%
1999         5.17%
2000         6.38%

----------------------------------
BEST QUARTER                 1.64%
----------------------------------
                 3rd quarter, 2000
----------------------------------
WORST QUARTER                0.75%
----------------------------------
                 1st quarter, 1994

AVERAGE ANNUAL TOTAL RETURNS (%)

Shows performance over time, for periods ended December 31, 2000(1)

                                                                          LIFE OF
                                              PAST 1 YR.   PAST 5 YRS.    FUND
---------------------------------------------------------------------------------------
 PRIME MONEY MARKET FUND
 (AFTER EXPENSES)                              6.38%         5.61%         5.39%
---------------------------------------------------------------------------------------

(1) Agency Class Shares commenced operations on 4/26/94. The performance of the Fund prior to that time is based on the performance of the Fund's Premier Class Shares.
(2)  The Fund's fiscal year end is 8/31.

                                               JPMORGAN PRIME MONEY MARKET FUND
-------------------------------------------------------------------------------


ESTIMATED INVESTOR EXPENSES FOR INSTITUTIONAL CLASS SHARES
The estimated expenses of the Institutional Class before and after reimbursement are shown below. The Institutional Class has no sales, redemption or account fees and generally no exchange fees, although some institutions may charge you a fee for shares you buy through them.


ESTIMATED ANNUAL OPERATING EXPENSES (%) (EXPENSES THAT ARE DEDUCTED FROM INSTITUTIONAL CLASS ASSETS)

                                             SHARE-
                            DISTRIBUTION     HOLDER                   TOTAL       FEE WAIVER
               MANAGEMENT   (RULE 12B-1)     SERVICE    OTHER         OPERATING   AND EXPENSE       NET
               FEES         FEES             FEES       EXPENSES(3)   EXPENSES    REIMBURSEMENT(4)  EXPENSES(4)
---------------------------------------------------------------------------------------------------------------
 INSTITUTIONAL
 CLASS SHARES   0.10%          NONE           0.10%       0.12%         0.32%         0.12%           0.20%
---------------------------------------------------------------------------------------------------------------

EXPENSE EXAMPLE(4) The example below is intended to help you compare the cost of investing in the Institutional Class with the cost of investing in other mutual funds. The example assumes:

- $10,000 initial investment

- 5% return each year

- net expenses for three years and total operating expenses thereafter, and

- all shares sold at the end of each time period.

The example is for comparison only; the actual return of the Institutional Class and your actual costs may be higher or lower.

                                                       1 yr.       3 yrs.
-------------------------------------------------------------------------
 YOUR COST ($)                                         20          64
-------------------------------------------------------------------------

(3) "Other Expenses" are based on estimated amounts for the current fiscal year.
(4) Reflects a written agreement pursuant to which JPMorgan Chase agrees that it or one of its affiliates will reimburse the Fund to the extent total operating expenses of the Institutional Class (excluding interest, taxes, extraordinary expenses and expenses related to the deferred compensation plan) exceed 0.20% of its average daily net assets for three years.

--------------------------------------------------------------------------------
JPMORGAN TREASURY PLUS MONEY MARKET FUND


THE FUND'S OBJECTIVE
The Fund aims to provide the highest possible level of current income while still maintaining liquidity and preserving capital.

THE FUND'S MAIN INVESTMENT STRATEGY
The Fund invests at least 65% of its assets in direct debt securities of the U.S. Treasury, including Treasury bills, bonds and notes, and repurchase agreements collateralized by their investments. These debt securities carry different interest rates, maturities and issue dates.

The Fund also seeks to enhance its performance by investing in repurchase agreements, using debt securities guaranteed by the U.S. Treasury as collateral.

The dollar weighted average maturity of the Fund will generally be 60 days or less and the Fund will buy only those instruments which have remaining maturities of 397 days or less.

The Fund seeks to maintain a net asset value of $1.00 per share.

The Fund may invest significantly in securities with floating or variable rates of interest. Their yields will vary as interest rates change.

The Fund invests only in securities issued and payable in U.S. dollars. Each investment must have the highest possible short-term rating from at least two national rating organizations, or one such rating if only one organization rates that security. Alternatively, some securities may have additional third party guarantees in order to meet the rating requirements mentioned above. If the security is not rated, it must be considered of comparable quality by the Fund's advisers.

The Fund seeks to develop an appropriate portfolio by considering the differences in yields among securities of different maturities, market sectors and issuers.

The Fund may change any of its investment policies (except its investment objective) without shareholder approval. Shareholders of the Fund are currently considering a proposal that would allow the Fund to change its investment objective without shareholder approval.

THE MAIN INVESTMENT RISKS
The Fund attempts to keep its net asset value constant, but there's no guarantee it will be able to do so.

The value of short-term debt securities tends to fall when prevailing interest rates rise, although they're generally less sensitive to interest rate changes than longer-term securities.

Repurchase agreements involve some risk to the Fund if the other party does not live up to its obligations under the agreement.

Although the Fund seeks to be fully invested, it may at times hold some of its assets in cash. This would hurt the Fund's performance.


[SIDENOTE]
INVESTMENTS IN THE FUND ARE NOT BANK DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY, ANY BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER GOVERNMENT AGENCY. ALTHOUGH THE FUND SEEKS TO PRESERVE THE VALUE OF YOUR INVESTMENT AT $1.00 PER SHARE, IT IS POSSIBLE TO LOSE MONEY BY INVESTING IN THE FUND. SECURITIES IN THE FUND'S PORTFOLIO MAY NOT EARN AS HIGH A CURRENT INCOME AS LONGER TERM OR LOWER-QUALITY SECURITIES.

                                        JPMORGAN TREASURY PLUS MONEY MARKET FUND
--------------------------------------------------------------------------------


THE FUND'S PAST PERFORMANCE (UNAUDITED)

This section shows the Fund's performance record with respect to the Fund's Institutional Class Shares. As of the date of this prospectus, the current Institutional Class Shares will be re-named "Agency Class" and a new Institutional Class will be introduced. The bar chart shows how the performance of the Fund's shares has varied from calendar year to calendar year over the life of the Fund. This provides some indication of the risks of investing in the Fund. The table shows the average annual total returns for the past one year, five years and ten years (or if less than such periods, the life of the Fund).

Past performance does not predict how any class of the Fund will perform in the future.

The calculations assume that all dividends and distributions are reinvested in the Fund. Some of the companies that provide services to the Fund have in the past agreed not to collect some expenses and to reimburse others. Without these agreements, the performance figures would be lower than those shown.

THE FUND'S YEAR-TO-DATE TOTAL RETURN AS OF 3/31/01 WAS 1.31%

[CHART]
YEAR-BY-YEAR RETURNS(1,2)

           1995         5.62%
           1996         5.14%
           1997         5.35%
           1998         5.29%
           1999         4.79%
           2000         6.11%

----------------------------------
BEST QUARTER                 1.60%
----------------------------------
                 4th quarter, 2000
----------------------------------
WORST QUARTER                1.10%
----------------------------------
                 1st quarter, 1999

AVERAGE ANNUAL TOTAL RETURNS (%)
Shows performance over time, for periods ended December 31, 2000(1)

                                                                  LIFE OF
                                      PAST 1 YR.    PAST 5 YRS.   FUND
--------------------------------------------------------------------------------
 TREASURY PLUS MONEY MARKET
 FUND (AFTER EXPENSES)                    6.11%        5.34%         5.28%
--------------------------------------------------------------------------------

(1) Agency Class Shares commenced operations on 4/20/94.
(2) The Fund's fiscal year end is 8/31.

                                        JPMORGAN TREASURY PLUS MONEY MARKET FUND
--------------------------------------------------------------------------------


ESTIMATED INVESTOR EXPENSES FOR INSTITUTIONAL CLASS SHARES
The estimated expenses of the Institutional Class before and after reimbursement are shown below. The Institutional Class has no sales, redemption or account fees and generally no exchange fees, although some institutions may charge you a fee for shares you buy through them.


ESTIMATED ANNUAL OPERATING EXPENSES (%) (EXPENSES THAT ARE
DEDUCTED FROM INSTITUTIONAL CLASS ASSETS)

                                          SHARE-
                            DISTRIBUTION  HOLDER                TOTAL      FEE WAIVER
                MANAGEMENT  (RULE 12B-1)  SERVICE  OTHER        OPERATING  AND EXPENSE       NET
                FEES        FEES          FEES     EXPENSES(3)  EXPENSES   REIMBURSEMENT(4)  EXPENSES(4)
-------------------------------------------------------------------------------------------------------
 INSTITUTIONAL
 CLASS SHARES   0.10%       NONE          0.10%    0.14%        0.34%      0.14%             0.20%
-------------------------------------------------------------------------------------------------------

EXPENSE EXAMPLE(4) The example below is intended to help you compare the cost of investing in the Institutional Class with the cost of investing in other mutual funds. The example assumes:

-   $10,000 initial investment

-   5% return each year

-   net expenses for three years and total operating expenses thereafter, and

-   all shares sold at the end of each time period.

The example is for comparison only; the actual return of the Institutional Class and your actual costs may be higher or lower.

                                                       1 YR.       3 YRS.
--------------------------------------------------------------------------------
 YOUR COST ($)                                         20          64
--------------------------------------------------------------------------------

(3) "Other Expenses" are based on estimated amounts for the current fiscal year.
(4) Reflects a written agreement pursuant to which JPMorgan Chase agrees that it or one of its affiliates will reimburse the Fund to the extent total operating expenses of the Institutional Class (excluding interest, taxes, extraordinary expenses and expenses related to the deferred compensation plan) exceed 0.20% of its average daily net assets for three years.

--------------------------------------------------------------------------------
JPMORGAN FEDERAL MONEY MARKET FUND


THE FUND'S OBJECTIVE
The Fund aims to provide current income while still preserving capital and maintaining liquidity.

THE FUND'S MAIN INVESTMENT STRATEGY
The Fund invests primarily in:

- direct debt securities of the U.S. Treasury, including Treasury bills, bonds and notes, and

- debt securities that certain U.S. government agencies or authorities have either issued or guaranteed as to principal and interest.

The Fund does not enter into repurchase agreements. The dollar weighted average maturity of the Fund will generally be 90 days or less and the Fund will buy only those instruments which have remaining maturities of 397 days or less.

The Fund seeks to maintain a net asset value of $1.00 per share.

The Fund may invest significantly in securities with floating or variable rates of interest. Their yields will vary as interest rates change.

The Fund invests only in securities issued and payable in U.S. dollars. Each investment must have the highest possible short-term rating from at least two national rating organizations, or one such rating if only one organization rates that security. Alternatively, some securities may have additional third party guarantees in order to meet the rating requirements mentioned above.

If the security is not rated, it must be considered of comparable quality by the Fund's advisers.

The Fund seeks to develop an appropriate portfolio by considering the differences in yields among securities of different maturities, market sectors and issuers.

The Fund may change any of its investment policies (except its investment objective) without shareholder approval. Shareholders of the Fund are currently considering a proposal that would allow the Fund to change its investment objective without shareholder approval.

THE MAIN INVESTMENT RISKS
The Fund attempts to keep its net asset value constant, but there's no guarantee it will be able to do so.

The value of short-term debt securities tends to fall when prevailing interest rates rise, although they're generally less sensitive to interest rate changes than longer-term securities.

Although the Fund seeks to be fully invested, it may at times hold some of its assets in cash. This would hurt the Fund's performance.


[SIDENOTE]
INVESTMENTS IN THE FUND ARE NOT BANK DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY, ANY BANK, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER GOVERNMENT AGENCY. ALTHOUGH THE FUND SEEKS TO PRESERVE THE VALUE OF YOUR INVESTMENT AT $1.00 PER SHARE, IT IS POSSIBLE TO LOSE MONEY BY INVESTING IN THE FUND.

SECURITIES IN THE FUND'S PORTFOLIO MAY NOT EARN AS HIGH A CURRENT INCOME AS LONGER TERM OR LOWER-QUALITY SECURITIES.

                                              JPMORGAN FEDERAL MONEY MARKET FUND
--------------------------------------------------------------------------------


THE FUND'S PAST PERFORMANCE (UNAUDITED)
This section shows the Fund's performance record with respect to the Fund's Institutional Class Shares. As of the date of this prospectus, the current Institutional Class Shares will be re-named "Agency Class" and a new Institutional Class will be introduced. The bar chart shows how the performance of the Fund's shares has varied from calendar year to calendar year over the life of the Fund. This provides some indication of the risks of investing in the Fund. The table shows the average annual total returns for the past one year, five years and ten years (or if less than such periods, the life of the Fund).

Past performance does not predict how any class of the Fund will perform in the future.

The calculations assume that all dividends and distributions are reinvested in the Fund. Some of the companies that provide services to the Fund have in the past agreed not to collect some expenses and to reimburse others. Without these agreements, the performance figures would be lower than those shown.

THE FUND'S YEAR-TO-DATE TOTAL RETURN AS OF 3/31/01 WAS 1.37%

[BAR CHART]
YEAR-BY-YEAR RETURNS(1,2)

           1995         5.71%
           1996         5.24%
           1997         5.43%
           1998         5.32%
           1999         4.98%
           2000         6.14%

----------------------------------
 BEST QUARTER                1.58%
----------------------------------
                 3rd quarter, 2000
                 4th quarter, 2000
----------------------------------
 WORST QUARTER               1.16%
----------------------------------
                 1st quarter, 1999

AVERAGE ANNUAL TOTAL RETURNS (%)
Shows performance over time, for periods ended December 31, 2000(1)

                                             PAST 1 YR.    PAST 5 YRS.  LIFE OF FUND
------------------------------------------------------------------------------------
 FEDERAL MONEY MARKET FUND
 (AFTER EXPENSES)                              6.14%         5.42%         5.39%
------------------------------------------------------------------------------------

(1) Agency Class Shares commenced operations on 4/20/94.
(2) The Fund's fiscal year end is 8/31.

JPMORGAN FEDERAL MONEY MARKET FUND                              J.P. MORGAN FUND
--------------------------------------------------------------------------------


ESTIMATED INVESTOR EXPENSES FOR INSTITUTIONAL CLASS SHARES
The estimated expenses of the Institutional Class before and after reimbursement are shown below. The Institutional Class has no sales, redemption or account fees and generally no exchange fees, although some institutions may charge you a fee for shares you buy through them.


ESTIMATED ANNUAL OPERATING EXPENSES (%) (EXPENSES THAT ARE
DEDUCTED FROM INSTITUTIONAL CLASS ASSETS)

                                          SHARE-
                            DISTRIBUTION  HOLDER                TOTAL      FEE WAIVER
                MANAGEMENT  (RULE 12B-1)  SERVICE  OTHER        OPERATING  AND EXPENSE       NET
                FEES        FEES          FEES     EXPENSES(3)  EXPENSES   REIMBURSEMENT(4)  EXPENSES(4)
--------------------------------------------------------------------------------------------------------
 INSTITUTIONAL
 CLASS SHARES   0.10%       NONE          0.10%    0.13%        0.33%      0.13%             0.20%
--------------------------------------------------------------------------------------------------------

EXPENSE EXAMPLE(4) The example below is intended to help you compare the cost of investing in the Institutional Class with the cost of investing in other mutual funds. The example assumes:

-   $10,000 initial investment

-   5% return each year

-   net expenses for three years and total operating expenses thereafter, and

-   all shares sold at the end of each time period.

The example is for comparison only; the actual return of the Institutional Class and your actual costs may be higher or lower.

                                                       1 YR.       3 YRS.
--------------------------------------------------------------------------------
 YOUR COST ($)                                         20          64
--------------------------------------------------------------------------------

(3) "Other Expenses" are based on estimated amounts for the current fiscal year.
(4) Reflects a written agreement pursuant to which JPMorgan Chase agrees that it or one of its affiliates will reimburse the Fund to the extent total operating expenses of the Institutional Class (excluding interest, taxes, extraordinary expenses and expenses related to the deferred compensation plan) exceed 0.20% of its average daily net assets for three years.

--------------------------------------------------------------------------------
JPMORGAN TAX FREE MONEY MARKET FUND


THE FUND'S OBJECTIVE
The Fund aims to provide the highest possible level of current income which is excluded from gross income, while still preserving capital and maintaining liquidity.

THE FUND'S MAIN INVESTMENT STRATEGY
Under normal market conditions, the Fund will try to invest 100% of its assets in municipal obligations, the interest on which is excluded from gross income and which is not subject to the alternative minimum tax on individuals.

As a fundamental policy, the Fund will invest at least 80% of its assets in municipal obligations. The remaining 20% of total assets may be invested in securities which are subject to federal income tax or the federal alternative minimum tax for individuals. To temporarily defend its assets, the Fund may exceed this limit.

The Fund may also invest in municipal lease obligations. These provide participation in municipal lease agreements and installment purchase contracts.

The Fund invests only in securities issued and payable in U.S. dollars.

Each investment must have the highest possible short-term rating from at least two national rating organizations, or one such rating if only one organization rates that security. Alternatively, some securities may have additional third party guarantees in order to meet the rating requirements mentioned above. If the security is not rated, it must be considered of comparable quality by the Fund's advisers.

The dollar-weighted average maturity of the Fund will generally be 90 days or less and the Fund will buy only those investments which have remaining maturities of 397 days or less.

The Fund seeks to develop an appropriate portfolio by considering the differences in yields among securities of different maturities, market sectors and issuers.

The Fund seeks to maintain a net asset value of $1.00 per share.

The Fund may change any of its non-fundamental investment policies (except its investment objective) without shareholder approval. Shareholders of the Fund are currently considering a proposal that would allow the Fund to change its investment objective without shareholder approval.

THE MAIN INVESTMENT RISKS
The Fund attempts to keep its net asset value constant, but there's no guarantee it will be able to do so.

The value of short-term debt securities tends to fall when prevailing interest rates rise, although they're generally less sensitive to interest rate changes than longer-term securities.

Changes in a municipality's financial health may make it difficult for the municipality to make interest and principal payments when due. A number of municipalities have had significant financial problems recently. This could

                                             JPMORGAN TAX FREE MONEY MARKET FUND
--------------------------------------------------------------------------------


decrease the Fund's income or hurt its ability to preserve capital and liquidity.

Under some circumstances, municipal obligations might not pay interest unless the state or municipal legislature authorizes money for that purpose. Some securities, including municipal lease obligations, carry additional risks. For example, they may be difficult to trade or interest payments may be tied only to a specific stream of revenue.

Since some municipal obligations may be secured or guaranteed by banks and other institutions, the risk to the Fund could increase if the banking or financial sector suffers an economic downturn.

Interest on certain municipal obligations is subject to the federal alternate minimum tax. Normally, up to 20% of the Fund's total assets may be invested in securities that are subject to this tax. Consult your tax professional for more information.

The Fund may invest in municipal obligations backed by foreign institutions. This could carry more risk than securities backed by U.S. institutions because of political and economic instability, the imposition of government controls, or regulations that don't match U.S. standards.

The Fund is not diversified. It may invest a greater percentage of its assets in a particular issuer or group of issuers than a diversified fund would. That makes it more susceptible to economic problems among the institutions issuing the securities. In addition, more than 25% of the Fund's assets may be invested in securities which rely on similar projects for their income stream. As a result, the Fund could be more susceptible to developments which affect those projects.

Although the Fund seeks to be fully invested, it may at times hold some of its assets in cash. This would hurt the Fund's performance.

[SIDENOTE]

INVESTMENTS IN THE FUND ARE NOT BANK DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY, ANY BANK, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER GOVERNMENT AGENCY. ALTHOUGH THE FUND SEEKS TO PRESERVE THE VALUE OF YOUR INVESTMENT AT $1.00 PER SHARE, IT IS POSSIBLE TO LOSE MONEY BY INVESTING IN THE FUND.

SECURITIES IN THE FUND'S PORTFOLIO MAY NOT EARN AS HIGH A CURRENT INCOME AS LONGER TERM OR LOWER-QUALITY SECURITIES.

JPMORGAN TAX FREE MONEY MARKET FUND
--------------------------------------------------------------------------------


THE FUND'S PAST PERFORMANCE (UNAUDITED)
This section shows the Fund's performance record with respect to the Fund's Institutional Class Shares. As of the date of this prospectus, the current Institutional Class Shares will be re-named "Agency Class" and a new Institutional Class will be introduced. The bar chart shows how the performance of the Fund's shares has varied from calendar year to calendar year over the life of the Fund. This provides some indication of the risks of investing in the Fund. The table shows the average annual total returns for the past one year, five years and ten years (or if less than such periods, the life of the Fund).

Past performance does not predict how any class of the Fund will perform in the future.

The calculations assume that all dividends and distributions are reinvested in the Fund. Some of the companies that provide services to the Fund have in the past agreed not to collect some expenses and to reimburse others. Without these agreements, the performance figures would be lower than those shown.

THE FUND'S YEAR-TO-DATE TOTAL RETURN AS OF 3/31/01 WAS 0.82%

[CHART]

YEAR-BY-YEAR RETURNS(1),(2)

           1991         4.38%
           1992         2.83%
           1993         2.15%
           1994         2.67%
           1995         3.68%
           1996         3.31%
           1997         3.50%
           1998         3.33%
           1999         3.11%
           2000         3.99%

----------------------------------
BEST QUARTER                 1.16%
----------------------------------
                 1st quarter, 1991
----------------------------------
 WORST QUARTER               0.51%
----------------------------------
                 1st quarter, 1993

AVERAGE ANNUAL TOTAL RETURNS (%)

Shows performance over time, for periods ended December 31, 2000(1)


                                               PAST 1 YR.   PAST 5 YRS.   PAST 10 YRS.
--------------------------------------------------------------------------------------
 TAX FREE MONEY MARKET FUND (After Expenses)   3.99%        3.45%         3.30%
--------------------------------------------------------------------------------------

(1) Agency Class Shares commenced operations on 11/4/93. The performance of the Fund prior to that time is based on the performance of the Fund's Premier Class Shares.

(2)   The Fund's fiscal year end is 8/31.

JPMORGAN TAX FREE MONEY MARKET FUND
------------------------------------------------------------------------------


ESTIMATED INVESTOR EXPENSES FOR INSTITUTIONAL CLASS SHARES
The estimated expenses of the Institutional Class before and after reimbursement are shown below. The Institutional Class has no sales, redemption or account fees and generally no exchange fees, although some institutions may charge you a fee for shares you buy through them.

ESTIMATED ANNUAL OPERATING EXPENSES (%) (EXPENSES THAT ARE DEDUCTED FROM INSTITUTIONAL CLASS ASSETS)


                                                SHARE-
                               DISTRIBUTION     HOLDER                   TOTAL       FEE WAIVER
                 MANAGEMENT    (RULE 12B-1)     SERVICE    OTHER         OPERATING   AND EXPENSE       NET
                 FEES          FEES             FEES       EXPENSES(3)   EXPENSES    REIMBURSEMENT(4)  EXPENSES(4)
----------------------------------------------------------------------------------------------------------------
 INSTITUTIONAL
 CLASS SHARES    0.10%         NONE             0.10%      0.14%         0.34%       0.14%             0.20%
----------------------------------------------------------------------------------------------------------------

EXPENSE EXAMPLE(4) The example below is intended to help you compare the cost of investing in the Institutional Class with the cost of investing in other mutual funds. The example assumes:

-   $10,000 initial investment

-   5% return each year

-   net expenses for three years and total operating expenses thereafter, and

-   all shares sold at the end of each time period.

The example is for comparison only; the actual return of the Institutional Class and your actual costs may be higher or lower.

                                                       1 YR.       3 YRS.
-------------------------------------------------------------------------
 YOUR COST ($)                                         20          64
-------------------------------------------------------------------------

(3) "Other Expenses" are based on estimated amounts for the current fiscal year.

(4) Reflects a written agreement pursuant to which JPMorgan Chase agrees that it or one of its affiliates will reimburse the Fund to the extent total operating expenses of the Institutional Class (excluding interest, taxes, extraordinary expenses and expenses related to the deferred compensation plan) exceed 0.20% of its average daily net assets for three years.

--------------------------------------------------------------------------------
WHO MAY WANT TO INVEST


  THE FUNDS ARE DESIGNED FOR INVESTORS WHO:
-   want an investment that strives to preserve capital

-   want regular income from a high quality portfolio

-   want a highly liquid investment

-   are looking for an interim investment

-   are pursuing a short-term goal

- are seeking income that is generally exempt from federal income tax (in the case of Tax Free Money Market Fund)

THE FUNDS ARE NOT DESIGNED FOR INVESTORS WHO:
-   are investing for long-term growth

-   are investing for high income

-   require the added security of the FDIC insurance

- in the case of Tax Free Money Market Fund, are investing through an IRA or other tax-advantaged retirement plan

--------------------------------------------------------------------------------
THE FUNDS' MANAGEMENT AND ADMINISTRATION


Each Fund is a series of Mutual Fund Trust, a Massachusetts business trust. The trustees of the trust are responsible for overseeing all business activities.

THE FUNDS' ADMINISTRATOR
The Chase Manhattan Bank (the Administrator) provides administrative services, oversees each Fund's other service providers and provides Fund officers. The Administrator receives the following annual fee on behalf of each Fund for administrative services:

0.10% of the Fund's pro-rata portion of the first $100 billion of average net assets of all money market funds in the JPMorgan Funds complex plus 0.05% of average net assets over $100 billion.

THE FUNDS' INVESTMENT ADVISER
J.P. Morgan Fleming Asset Management (USA), Inc. (JPMFAM (USA)) is the investment adviser to the Funds and makes the day-to-day investment decisions for each Fund. JPMFAM (USA) is a wholly owned subsidiary of J.P. Morgan Chase & Co. (JPMorgan Chase), a bank holding company. JPMFAM (USA) provides the Funds with investment advice and supervision. JPMFAM (USA) is located at 522 5th Avenue, New York, NY 10036.

Prior to February 28, 2001 the adviser to the Funds was The Chase Manhattan Bank (Chase). For the fiscal year ended August 31, 2000, Chase was paid management fees (net of waivers) of 0.10% of the average daily net assets of each Fund.

--------------------------------------------------------------------------------
HOW YOUR ACCOUNT WORKS

BUYING FUND SHARES
You don't pay any sales charge (sometimes called a load) when you buy shares in these Funds. The price you pay for your shares is the net asset value per share (NAV). NAV is the value of everything a Fund owns, minus everything it owes, divided by the number of shares held by investors. All of these Funds seek to maintain a stable NAV of $1.00. Each Fund uses the amortized cost method to value its portfolio of securities. This method provides more stability in valuations. However, it may also result in periods during which the stated value of a security is different than the price the Fund would receive if it sold the investment.

The NAV of each class of shares is generally calculated by the cut-off time each day the Funds are accepting orders. You'll pay the next NAV calculated after the JPMorgan Funds Service Center receives your order in proper form. An order is in proper form only after funds are converted into federal funds.

Only qualified investors can buy these shares. The list of qualified investors includes institutions, trusts, partner-ships, corporations, retirement plans and fiduciary accounts opened by banks, trust companies or thrift institu-tions which exercise investment authority over such accounts, as well as individuals who meet a Fund's mini-mum investment requirements for these shares. Your financial service firm may not offer these shares to all types of qualified investors and may set additional investor qualification requirements for these shares.

You can buy shares through financial service firms, such as broker-dealers and banks that have an agreement with the Funds, or directly from the JPMorgan Service Center. Shares are available on any business day the Federal Reserve Bank of New York and the New York Stock Exchange are open. If we receive your order by a Fund's cut-off time, we'll process your order at that day's price and you'll be entitled to all dividends declared that day. If we receive your order after the cut-off time, we'll generally process it at the next day's price. Normally, the cut-off (in Eastern time) is:

------------------------------------
 PRIME MONEY
 MARKET FUND               5:00 P.M.
------------------------------------
 TREASURY PLUS
 MONEY MARKET FUND         5:00 P.M.
------------------------------------
 FEDERAL MONEY
 MARKET FUND               2:00 P.M.
------------------------------------
 TAX FREE MONEY
 MARKET FUND               NOON
------------------------------------

A later cut-off time may be permitted for investors buying their shares through a bank affiliate of JPMorgan Chase so long as such later cut-off time is before the Fund's NAV is calculated.

If you buy through an agent and not directly from the JPMorgan Funds Service Center, the agent could set earlier cut-off times. The Funds may close earlier a few days each year if the Public Securities Association recommends that the U.S. Government securities market close trading early.

If the JPMorgan Funds Service Center does not receive federal funds by the later of the Fund's cut-off time or 4:00 p.m. Eastern time on the day of the

HOW YOUR ACCOUNT WORKS
--------------------------------------------------------------------------------


order, the order will be canceled. Any funds received in connection with late orders will be invested on the following business day.

You must provide a Taxpayer Identification Number when you open an account.

The Funds have the right to reject any purchase order.

TO OPEN AN ACCOUNT, BUY OR SELL SHARES OR GET FUND INFORMATION, CALL:
-----------------------------------------------
THE JPMORGAN INSTITUTIONAL FUNDS SERVICE CENTER
-----------------------------------------------
1-800-766-7722
-----------------------------------------------

MINIMUM INVESTMENTS
Investors must buy a minimum of $10,000,000 worth of Institutional Shares in a Fund to open an account. The minimum for sub-sequent purchases is $25,000 but these minimums may be less for some investors.

Your financial service firm may charge you a fee and may offer additional services, such as special purchase redemption programs, "sweep" programs, cash advances and redemption checks. Your firm may set different minimum investments and earlier cut-off times.

SELLING FUND SHARES
When you sell your shares you'll receive the next NAV calculated after the JPMorgan Institutional Funds Service Center accepts your order in proper form. We ask that you tell us early in the day if you plan to sell your shares so we can effectively manage the Funds.

We will need the names of the registered shareholders and your account number before we can sell your shares. We will send the proceeds from the sale to you on the same day if we receive your request before the Fund's cut-off time. The money will be sent the next day for requests we receive after this deadline. Federal law allows the Funds to suspend a sale or postpone payment for more than seven business days under unusual circumstances.

SELLING SHARES
THROUGH YOUR FINANCIAL SERVICE FIRMS
Tell your firm which Funds you want to sell. They'll send all necessary documents to the JPMorgan Institutional Funds Service Center.

THROUGH THE JPMORGAN INSTITUTIONAL FUNDS SERVICE
CENTER
Call 1-800-766-7722.

REDEMPTIONS-IN-KIND
The Funds reserve the right to make redemptions of over $250,000 in securities rather than in cash.

EXCHANGING SHARES
You can exchange your shares for shares in certain other JPMorgan Funds. For tax purposes, an exchange is treated as a sale of Fund shares. Carefully read the prospectus of the Fund you want to buy before making an exchange.

You should not exchange shares as a means of short-term trading as this could increase management costs and affect all shareholders. We reserve the right to limit the number of exchanges or to refuse an exchange. We may also terminate this privilege. We charge an administration fee of $5 for each exchange if you make more than 10 exchanges in a year or three in a quarter. See the Statement of Additional Information to find out more about the exchange privilege.

                                                          HOW YOUR ACCOUNT WORKS
--------------------------------------------------------------------------------


OTHER INFORMATION CONCERNING THE FUNDS
We may close your account if the balance falls below the minimum because you've sold shares. We may also close the account if you fail to meet the investment minimum over a 12-month period. We'll give you 60 days notice before closing your account.

Unless you indicate otherwise on your account application, we are authorized to act on redemption and transfer instructions received by phone. If someone trades on your account by phone, we'll ask that person to confirm your account registration and address to make sure they match those you provided us. If they give us the correct information, we are generally authorized to follow that person's instructions. We'll take all reasonable precautions to confirm that the instructions are genuine. Investors agree that they will not hold a Fund liable for any loss or expenses from any sales request, if the Fund takes reasonable precautions. The Funds will be liable for any losses to you from an unauthorized sale or fraud against you if we do not follow reasonable procedures.

You may not always reach the JPMorgan Funds Service Center by telephone. This may be true at times of unusual market changes and shareholder activity. You can mail us your instructions or contact your investment representative or agent. We may modify or cancel the sale of shares by phone without notice.

J.P. Morgan Fund Distributors, Inc. (JPM) is the distributor for the Funds. It is a subsidiary of The BISYS Group, Inc. and is not affiliated with JPMorgan Chase.

The Funds have agreements with certain shareholder servicing agents (including The Chase Manhattan Bank) under which the shareholder servicing agents have agreed to provide certain support services to their customers. For performing these services, each shareholder servicing agent receives an annual fee of up to 0.10% of the average daily net assets of the Institutional Shares of each Fund held by investors serviced by the shareholder servicing agent.

JPMFAM (USA) and/or JPM may, at their own expense, make additional payments to certain selected dealers or other shareholder servicing agents for performing administrative services for their customers.

Each Fund may issue multiple classes of shares. This prospectus relates only to Institutional Class Shares of the Funds. Each class may have different requirements for who may invest, and may have different sales charges and expense levels. A person who gets compensated for selling Fund shares may receive a different amount for each class.

DISTRIBUTIONS AND TAXES
The Funds can earn income and they can realize capital gain. The Funds deduct any expenses then pay out these earnings to shareholders as distributions.

The Funds declare dividends daily, so your shares can start earning dividends on the day you buy them. We distribute the dividends monthly in the form of additional shares, unless you tell us that you want payment in cash or deposited in a pre-assigned bank

HOW YOUR ACCOUNT WORKS
--------------------------------------------------------------------------------


account. The taxation of dividends won't be affected by the form in which you receive them. We distribute any short-term capital gain at least annually. The Funds do not expect to realize long-term capital gain.

Dividends are usually taxable as ordinary income at the federal, state and local levels. Dividends of tax-exempt interest income by the Tax Free Money Market Fund are not subject to federal income taxes but will generally be subject to state and local taxes. The state or municipality where you live may not charge you state and local taxes on tax-exempt interest earned on certain bonds. Dividends earned on bonds issued by the U.S. government and its agencies may also be exempt from some types of state and local taxes.

If you receive distributions of net capital gain, the tax rate will be based on how long the Fund held a particular asset, not on how long you have owned your shares.

Early in each calendar year, the Funds will send you a notice showing the amount of distributions you received in the preceding year and the tax status of those distributions.

Any investor for whom a Fund does not have a valid taxpayer identification number will be subject to backup withholding for taxes.

The tax considerations described in this section do not apply to tax-deferred accounts or other non-taxable entities.

The above is only a general summary of tax implications of investing in these Funds. Please consult your tax advisor to see how investing in the Funds will affect your own tax situation.

--------------------------------------------------------------------------------


WHAT THE TERMS MEAN
COMMERCIAL PAPER: Short-term securities with maturities of 1 to 270 days which are issued by banks, corporations and others.

DEMAND NOTES: A debt security with no set maturity date. The investor can generally demand payment of the principal at any time.

DISTRIBUTION FEE: covers the cost of the distribution system used to sell shares to the public.

DOLLAR WEIGHTED AVERAGE MATURITY: The average maturity of the Fund is the average amount of time until the organizations that issued the debt securities in the Fund's portfolio must pay off the principal amount of the debt. "Dollar weighted" means the larger the dollar value of debt security in the Fund, the more weight it gets in calculating this average.

FLOATING RATE SECURITIES: Securities whose interest rates adjust automatically whenever a particular interest rate changes.

LIQUIDITY: Liquidity is the ability to easily convert investments into cash without losing a significant amount of money in the process.

MANAGEMENT FEE: a fee paid to the investment adviser to manage the Fund and make decisions about buying and selling the Fund's investments.

MUNICIPAL LEASE OBLIGATIONS: These provide participation in municipal lease agreements and installment purchase contracts, but are not part of the general obligations of the municipality.

MUNICIPAL OBLIGATIONS: Debt securities issued by or on behalf of states, territories and possessions or by their agencies or other groups with authority to act for them. For securities to qualify as municipal obligations, the municipality's lawyers must give an opinion that the interest on them is not considered gross income for federal income tax.

OTHER EXPENSES: Miscellaneous items, including transfer agency, administration, custody and registration fees.

REPURCHASE AGREEMENTS: A special type of a short-term investment. A dealer sells securities to a Fund and agrees to buy them back later for a set price. In effect, the dealer is borrowing the Fund's money for a short time, using the securities as collateral.

SHAREHOLDER SERVICE FEE: a fee to cover the cost of paying shareholder servicing agents to provide certain support services for your account.

VARIABLE RATE SECURITIES: Securities whose interest rates are periodically adjusted.